EXHIBIT 99



                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


              PHARMACIA CORPORATION POSTS EARNINGS PER SHARE (EPS)
                      OF 45 CENTS FOR THIRD QUARTER OF 2002
Results:
-------
o  Sales of key pharmaceutical growth-drivers increase 12% in third quarter
   - U.S. launch of Bextra contributes to 13% increase in COX-2 franchise sales
   - Celebrex decreases 3% to $824 million
   - Bextra sales reach $139 million
   - Xalatan grows 16% to $256 million
   - Detrol LA/Detrol increases 5% to $197 million
   - Camptosar grows 7% to $153 million
o  Consumer Healthcare sales increase 23%; Animal Health sales up 10%
o  Company confirms 2002 EPS guidance of $1.52-$1.57

Key Product Updates:
--------------------
o  R&D pipeline continues to deliver with U.S. approval of Inspra (eplerenone)
o  Aromasin launched in Japan for breast cancer in post-menopausal women
o  Zyvox to receive expedited FDA review for pediatric infections

Other Developments:
-------------------
o  Spin-off of Monsanto business completed on August 13, 2002
o Pharmacia strengthens oncology pipeline through development and commercialization agreement with Banyu for J-107088
o Pfizer acquisition targeted for close by year-end; S-4 Registration Statement declared effective by U.S. Securities and Exchange Commission

-----------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY                      THIRD       THIRD                  YEAR-TO-      YEAR-TO-
                                      QUARTER     QUARTER       %           DATE          DATE        %
($ millions, except                     2002        2001      CHANGE        2002          2001      CHANGE
per share amounts)                 ------------ ----------- ----------- ------------ ------------- --------
PRESCRIPTION SALES                 $ 3,095      $3,075          1%      $ 8,824       $ 8,747          1%

OTHER PHARMA SALES                 $   484       $ 455          6%      $ 1,435       $ 1,406          2%

                                   ------------ ----------- ----------- ------------ ------------- --------
TOTAL SALES                        $ 3,579      $3,530          1%      $10,259       $10,153          1%

-----------------------------------------------------------------------------------------------------------
TOTAL SALES (EX-AMBIEN)            $ 3,579      $3,231         11%      $10,259       $ 9,527          8%

-----------------------------------------------------------------------------------------------------------
NET EARNINGS                       $  (429)     $  428         N/A      $    43       $ 1,415       (97)%
 (GAAP - as reported)
                                   ------------ ----------- ----------- ------------ ------------- --------
DILUTED NET EARNINGS PER SHARE     $  (.33)     $  .32         N/A      $   .03       $  1.06       (97)%
 (GAAP - as reported)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY                      THIRD       THIRD                  YEAR-TO-      YEAR-TO-
                                      QUARTER     QUARTER       %           DATE          DATE        %
($ millions, except                     2002        2001      CHANGE        2002          2001      CHANGE
per share amounts)                 ------------ ----------- ----------- ------------ ------------- --------
       Net Earnings                 $ 594        $ 573          4%       $1,513        $ 1,423       6%
(as adjusted - see Consolidated
Statement of Earnings)
                                    ----------- ----------- ----------- ------------ ------------- --------
DILUTED NET EARNINGS PER SHARE      $ .45        $ .43          5%       $ 1.15        $  1.07       7%
(as adjusted - see Consolidated
Statement of  Earnings and Summary
of Diluted Earnings per Share)
-----------------------------------------------------------------------------------------------------------

Year-to-year growth rates are affected by certain items that affect comparability. See discussions in Earnings and Results of Operations sections.

PEAPACK, N.J. (OCTOBER 22, 2002) -- Pharmacia Corporation (NYSE: PHA) today reported financial results for the third quarter ended September 30, 2002. Sales and continuing earnings in this report reflect only the results of the pharmaceutical business following completion of the spin-off of the Monsanto agricultural business by Pharmacia on August 13, 2002.

SALES
-----
Net sales for the company's pharmaceutical businesses were $3.6 billion in the third quarter, a 1% increase over the third quarter of 2001. Foreign exchange had a 2% favorable impact on total sales growth for the quarter. Year-to-year comparisons reflect the impact of the transfer of U.S. rights for the sleep product Ambien to Sanofi~Synthelabo as required under a previous agreement. Excluding the impact of the transfer of Ambien, total sales increased 11% in the third quarter.

EARNINGS
--------
For the third quarter, Pharmacia reported earnings from continuing operations of $592 million or 45 cents per share . The company recorded a loss from discontinued operations of approximately $1.0 billion, representing Pharmacia's share of operating results and an impairment loss as of the date of the Monsanto spin-off. The impairment loss was the difference between the fair value of Monsanto shares and Pharmacia's book basis on August 13, 2002.

On an adjusted basis, third-quarter earnings increased 4% to $594 million or 45 cents per share, in line with the company's expectations. Ambien contributed an estimated 8 cents per share in the third quarter of 2001. Excluding the impact of Ambien, per share earnings grew 29%.

In line with new accounting rules, the company is no longer amortizing goodwill. As previously disclosed, the impact of this change will be approximately 6 to 7 cents per share in 2002.

The company confirmed its 2002 earnings estimate of $1.52-1.57 per share.

SUMMARY OF DILUTED EARNINGS PER SHARE
-------------------------------------
---------------------------------------------------------------------------------------------
                                                THIRD QUARTER              YEAR-TO-DATE
                                          -----------------------  --------------------------
                                              2002        2001        2002         2001
                                          ------------ ----------  -----------  -------------
EPS AS REPORTED                             $ (0.33)     $ 0.32      $ 0.03        $ 1.06


R&D LICENSE AND ACQUISITION CHARGES               --       0.02        0.02          0.07

CONTRIBUTION TO PHARMACIA FOUNDATION              --         --        0.04            --

MERGER & RESTRUCTURING                            --       0.06        0.01          0.18

GAIN ON RETURN OF AMBIEN                          --         --       (0.32)           --

GAIN ON SALE OF CLINICAL STUDY DATA               --         --       (0.02)           --

DISCONTINUED OPERATIONS -MONSANTO               0.78       0.03        0.71         (0.25)

ACCOUNTING CHANGE - MONSANTO                      --         --        1.17            --

EXTRAORDINARY GAIN - AMERSHAM                     --         --       (0.49)           --

EXTRAORDINARY ITEM - DEBT EXTINGUISHMENT          --         --          --          0.01
                                          ------------ ----------  -----------  -------------
EPS AS ADJUSTED                                $0.45     $ 0.43      $ 1.15        $ 1.07
---------------------------------------------------------------------------------------------

PRESCRIPTION BUSINESS ($ MILLIONS)
----------------------------------
-------------------------------------------------------------------------------------------------------------------------
                          THIRD QUARTER   THIRD QUARTER      % CHANGE      YEAR-TO-DATE     YEAR-TO-DATE      % CHANGE
                              2002             2001         NET SALES          2002             2001         NET SALES

                           US     TOTAL     US    TOTAL     US    TOTAL     US     TOTAL     US     TOTAL    US   TOTAL
                         ---------------- --------------- --------------- ---------------- ---------------- -------------
 TOTAL RX SALES          $1,749  $3,095   $1,889  $3,075    (7)%     1%   $5,004  $8,824   $5,065  $8,747   (1)%     1%
-------------------------------------------------------------------------------------------------------------------------
 TOTAL RX SALES          $1,749  $3,095   $1,592  $2,776     10%    12%   $5,004  $8,824   $4,443  $8,121    13%     9%
 (EX-AMBIEN)
-------------------------------------------------------------------------------------------------------------------------
   COX-2 FRANCHISE:        $779    $966     $698    $851     11%    13%   $2,017  $2,528   $1,707  $2,210    18%    14%
-------------------------------------------------------------------------------------------------------------------------
   -  CELEBREX             $645    $824     $698    $851    (8)%   (3)%   $1,739  $2,238   $1,707  $2,210     2%     1%

   -  BEXTRA               $134    $139       --      --     N/A    N/A     $278    $286       --      --    N/A    N/A

   XALATAN                 $123    $256     $116    $221      6%    16%     $308    $685     $282    $592     9%    16%

   DETROL LA/DETROL        $152    $197     $158    $189    (3)%     5%     $438    $562     $389    $482    13%    17%

   CAMPTOSAR               $141    $153     $132    $145      6%     7%     $401    $437     $425    $462   (6)%   (5)%

   GENOTROPIN              $ 34    $136     $ 28    $121     19%    12%     $101    $386     $ 79    $369    27%     5%
-------------------------------------------------------------------------------------------------------------------------

"Our third quarter was highlighted by key achievements, most notably the first regulatory approval of our new cardiovascular therapy, Inspra, following a 10-month review by the U.S. FDA," said Fred Hassan, Chairman and Chief Executive Officer. "We also completed the spin-off of our Monsanto agricultural business, fulfilling a commitment we made to shareholders to strengthen the focus on our core pharmaceutical business."

Added Hassan, "Our product performance in the third quarter was highlighted by our COX-2 products where the U.S. launch of Bextra contributed to a 13% increase in our COX-2 franchise. The addition of Bextra strengthens our industry-leading position in the important COX-2 category where Celebrex continues to be the number one-selling prescription arthritis medicine."

Celebrex had worldwide sales of $824 million in the third quarter, a 3% decrease from the prior year. Celebrex is the leading COX-2 inhibitor in sales, new prescriptions and total prescriptions.

In the second quarter, Pharmacia and its marketing partner Pfizer Inc. initiated the full U.S. launch of Bextra, a second-generation coxib for the treatment of pain associated with osteoarthritis, adult rheumatoid arthritis and primary dysmenorrhea (menstrual cramping). Sales of Bextra were $139 million in the third quarter and $286 million on a year-to-date basis.

Xalatan, the world's top-selling glaucoma medication, continued to grow in all major markets. Worldwide sales were $256 million in the third quarter, an increase of 16% over prior year. Xalatan continues to be the number-one prescribed glaucoma medication in the U.S., Europe and Japan. Europe continues to be a key contributor to the growth of Xalatan with sales up 34% to $77 million in the quarter. In Europe, growth has been driven by recent launches of Xalatan for the first-line treatment of patients with glaucoma and the ongoing rollout of Xalacom for patients who require additional therapy.

Detrol LA/Detrol recorded worldwide sales of $197 million in the third quarter, an increase of 5% over the prior year. Detrol LA, a once-daily formulation launched in 2001, is the number-one overactive bladder treatment based on new and total prescription market share. The once-daily formulation also has been launched in Europe under various brand names including Detrusitol SR.

Sales of Camptosar in the U.S. and other Pharmacia territories were $153 million in the third quarter, a 7% increase over the third quarter of 2001. Camptosar is a standard in the treatment of metastatic colorectal cancer.

Global sales of Genotropin, the world's leading growth hormone treatment, were $136 million in the third quarter led by a 19% increase in U.S. sales.

Zyvox recorded worldwide sales of $25 million in the quarter, a 19% increase over the third quarter of 2001. During the quarter, the U.S. FDA accepted for review a supplemental NDA of Zyvox for the treatment of Gram-positive infections, including methicillin-resistant Staphylococcus aureus (MRSA) in pediatric patients.

OTHER PHARMACEUTICAL BUSINESSES ($ MILLIONS)
--------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                              THIRD         THIRD         % CHANGE      YEAR-TO-DATE    YEAR-TO-DATE      % CHANGE
                           QUARTER 2002  QUARTER 2001    NET SALES          2002            2001          NET SALES

                            US   TOTAL     US   TOTAL    US    TOTAL     US    TOTAL     US     TOTAL     US   TOTAL
----------------------------------------------------------------------------------------------------------------------
   CONSUMER HEALTHCARE     $100   $218    $ 75  $177      34%    23%    $256   $ 600     $231   $ 525     11%    14%

   ANIMAL HEALTH            $70   $131    $ 62  $119      12%    10%    $194   $ 372     $179   $ 344      8%     8%

   MISC. PHARMA             $46   $135    $ 91  $159    (50)%   15)%    $159   $ 463     $204   $ 537   (22)%  (14)%
----------------------------------------------------------------------------------------------------------------------
 TOTAL OTHER PHARMA        $216   $484    $228  $455     (6)%     6%    $609  $1,435     $614  $1,406    (1)%     2%
----------------------------------------------------------------------------------------------------------------------

On a combined basis, sales in the other pharmaceutical businesses - including Consumer Healthcare, Animal Health, Diagnostics and PCS - increased 6% in the quarter. Consumer Healthcare sales grew 23% in the quarter driven by the Nicorette line of smoking cessation products which increased 48% to $111 million in the quarter. Animal Health achieved sales growth of 10% in the quarter. Solid sales growth in Consumer Healthcare and Animal Health was offset by planned reductions in contract manufacturing sales in the PCS business.

"We have more than doubled sales of Nicorette over the last two years and see tremendous potential for long term growth in the market for smoking cessation products," said Hassan.

RESULTS OF OPERATIONS - AS ADJUSTED
-----------------------------------
Pharmacia Corporation's gross margin was 79% for the third quarter versus 80% for the prior year. On a year-to-date basis, the gross margin of 78% was equal to the prior year and included increased investment on compliance-related activities.

Selling, general and administrative expenses increased three percentage points to 43% of sales in the third quarter, reflecting launch costs for Bextra and increased co-promotion costs for Bextra and Celebrex. Research and development expenses represented 16% of sales in the third quarter.

The company estimates its overall annual effective tax rate, excluding merger, restructuring and certain other items, to be 24 percent . This represents a 50 basis point reduction from the previously anticipated full year tax rate for 2002. For the third quarter, the effective tax rate was 23.2 percent.

OTHER DEVELOPMENTS
------------------
Following the July 15 announcement of Pfizer's intention to acquire Pharmacia in a stock-for-stock transaction, the Securities and Exchange Commission on Monday declared effective Pfizer's S-4 Registration Statement. This Registration Statement includes the joint proxy statement/ prospectus that will be sent to Pharmacia shareholders. Pharmacia plans to hold a Special Meeting of Shareholders to vote on the merger on December 9, 2002 in Wilmington, Delaware. As previously announced, the transaction is targeted to close by the end of 2002.

On September 30, the U.S. Food and Drug Administration granted marketing approval for Pharmacia's Inspra (eplerenone tablets), the first agent designed to selectively block aldosterone for the treatment of high blood pressure. The approval is based on clinical trials involving approximately 3,000 patients that demonstrated the effectiveness of Inspra in lowering high blood pressure, both alone and in combination with other anti-hypertensive therapies. The U.S. launch of Inspra will take place in 2003.

In other product news, Pharmacia launched Aromasin in Japan during the quarter for the treatment of post-menopausal breast cancer following approval of the product by Japan's Ministry of Health, Labor and Welfare. Aromasin is now approved in 49 countries, including the United States, and is an increasing contributor to Pharmacia's global oncology franchise.

On October 21, Pharmacia announced an agreement with Banyu Pharmaceutical Co. Ltd. to acquire exclusive rights to develop and commercialize Banyu's proprietary anti-cancer compound, J-107088, on a worldwide basis, excluding Japan. J-107088 is a novel, non-camptothecin DNA topoisomerase-1 inhibitor currently in Phase II clinical trials. J-107088 provides Pharmacia with an opportunity to expand its leadership in the treatment of colorectal and other cancers.

Pharmacia Corporation (NYSE:PHA) is a top-tier global pharmaceutical company whose innovative medicines and other products save lives and enhance health and wellness. Pharmacia's 43,000 people work together with many diverse stakeholders to bring these benefits to people around the world, and to create new health solutions for the future.


Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable by the Company, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in any communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

Readers are also urged to carefully review and consider the disclosures in Pharmacia's various Securities and Exchange Commission ("SEC") filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.


This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. On September 30, 2002, Pfizer filed an amended registration statement on Form S-4, containing a preliminary joint proxy statement/prospectus for Pfizer and Pharmacia, with the SEC. Pfizer will file an amendment to the registration statement, including a definitive joint proxy statement/prospectus constituting a part thereof, and other documents with the SEC in connection with the proposed merger.

INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the preliminary joint proxy statement/prospectus constituting a part of Pfizer's registration statement on Form S-4, the definitive versions of these materials (when they become available) and other documents free of charge at the SEC's web site, www.sec.gov. Investors and securityholders will also be able to receive the definitive version of the joint proxy statement/prospectus constituting a part of Pfizer's registration statement and other documents free of charge from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger is set forth in the preliminary joint proxy statement/prospectus constituting a part of Pfizer's registration statement, filed on August 14, 2002, and is incorporated by reference in the amended registration statement on Form S-4, containing a preliminary joint proxy statement/prospectus for Pfizer and Pharmacia, filed with the SEC on September 30, 2002 by Pfizer, and will be set forth in an amendment to the registration statement to be filed with the SEC, including the definitive joint proxy statement/prospectus constituting a part thereof, that will be sent to Pharmacia shareholders.



MEDIA CONTACTS:                                             ANALYST CONTACTS:
PAUL FITZHENRY                                              ALEX KELLY
(908) 901-8770                                              (908) 901-7028

                                      # # #

PHARMACIA CORPORATION CONSOLIDATED STATEMENT OF EARNINGS --
AS ADJUSTED (UNAUDITED)
THIRD QUARTER AND YEAR-TO-DATE ENDED SEPTEMBER 30, 2002 AND 2001
($ millions, except diluted per share data):
----------------------------------------------------------------------------------------------------------------
                                     THIRD         THIRD           %       YEAR-TO-DATE  YEAR-TO-DATE     %
                                    QUARTER       QUARTER       CHANGE        2002          2001        CHANGE
                                      2002          2001
                                  ------------- -------------  ----------  ------------  ------------  ---------
NET SALES                              $3,579        $3,530          1%       $10,259      $10,153          1%

COST OF PRODUCTS SOLD                   $ 740         $ 711          4%        $2,216       $2,207          --

RESEARCH & DEVELOPMENT                  $ 565         $ 507         11%        $1,701       $1,580          8%

SELLING, GENERAL & ADMINISTRATIVE      $1,556        $1,427          9%        $4,466       $4,235          5%

AMORTIZATION OF GOODWILL                   --          $ 24         N/A            --        $  79         N/A

INTEREST EXPENSE, NET                    $ 20          $ 45       (55)%         $  78        $ 102       (23)%

ALL OTHER, NET                         $ (76)          $ 67         N/A        $(193)        $  52         N/A
----------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE INCOME TAXES            $ 774         $ 749          3%       $ 1,991       $1,898          5%

PROVISION FOR INCOME TAXES              $ 180         $ 176          2%         $ 478        $ 475          1%
----------------------------------------------------------------------------------------------------------------
EARNINGS FROM CONTINUING                $ 594         $ 573          4%       $ 1,513       $1,423          6%
OPERATIONS

DILUTED NET EARNINGS PER SHARE          $0.45         $0.43          5%        $ 1.15       $ 1.07          7%
----------------------------------------------------------------------------------------------------------------

PHARMACIA CORPORATION CONSOLIDATED STATEMENT OF EARNINGS
(UNAUDITED)
THIRD QUARTER AND YEAR-TO-DATE ENDED SEPTEMBER 30, 2002 AND 2001
($ millions, except diluted per share data):
------------------------------------------------------------------------------------------------------------------
                                       THIRD         THIRD          %       YEAR-TO-DATE  YEAR-TO-DATE       %
                                      QUARTER       QUARTER       CHANGE        2002          2001        CHANGE
                                       2002          2001
------------------------------------------------  ------------  ----------- ------------- -------------  ---------
NET SALES                              $3,579        $3,530           1%       $10,259       $10,153          1%

COST OF PRODUCTS SOLD                   $ 740         $ 711           4%        $2,216        $2,207          --

RESEARCH & DEVELOPMENT(1)               $ 565         $ 537           5%        $1,731        $1,728          --

SELLING, GENERAL & ADMINISTRATIVE(2)   $1,556        $1,427           9%        $4,541        $4,235          7%

AMORTIZATION OF GOODWILL                   --          $ 24          N/A            --         $  79         N/A

MERGER & RESTRUCTURING(3)               $   3         $ 100        (98)%         $  34         $ 399       (92)%

INTEREST EXPENSE, NET                   $  20          $ 45        (55)%         $  78         $ 102       (23)%
ALL OTHER, NET4*                       $ (76)          $ 65          N/A        $(882)         $  49         N/A
------------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE INCOME TAXES            $ 771         $ 621          24%        $2,541        $1,354         88%

PROVISION FOR INCOME TAXES              $ 179         $ 153          16%         $ 674         $ 260        159%
------------------------------------------------------------------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS     $ 592         $ 468          27%        $1,867        $1,094         71%
------------------------------------------------------------------------------------------------------------------
EARNINGS FROM DISCONTINUED                 --         $(40)          N/A            --         $ 340         N/A
   OPERATIONS
GAIN (LOSS) ON DISPOSAL OF           $(1,021)            --          N/A        $(932)         $ (8)         N/A
DISCONTINUED
   OPERATIONS, NET OF TAXES
------------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE EXTRAORDINARY         $ (429)         $ 428          N/A         $ 935        $1,426       (34)%
ITEMS AND
  CUMULATIVE EFFECT OF ACCOUNTING
CHANGE
EXTRAORDINARY ITEMS, NET OF TAX            --            --           --         $ 649        $ (12)         N/A

CUMULATIVE EFFECT OF ACCOUNTING            --            --           --      $(1,541)         $   1         N/A
  CHANGE, NET OF TAX
------------------------------------------------------------------------------------------------------------------

--------
1 Year-to-date 2002 includes $30 ($19 net of tax or 2 cents per share) related to a co-promotion and co-development agreement for the compound roflumilast with Altana AG. Third quarter and year-to-date 2001 includes $30 ($19 net of tax or 2 cents per share) relating to an upfront R&D payment to Orion Corporation for a new anti-anxiety compound. In addition to the Orion payment, year-to-date 2001 also includes a $68 ($42 net of tax or 3 cents per share) charge primarily associated with the Sensus purchase acquisition and $50 ($31 net of tax or 2 cents per share) related to an upfront R&D payment for CDP 870 agreement with Celltech Group plc.
2 Year-to-date 2002 includes a $75 ($46 net of tax or 4 cents per share) contribution to the Pharmacia Foundation.
3 Merger and restructuring charges were $3 ($2 net of tax with no earnings per share impact) in the third quarter 2002 and $34 ($22 net of tax or one cent per share) year-to-date 2002. Merger and restructuring charges were $100 ($88 net of tax or 6 cents per share) in the third quarter 2001 and $399 ($239 net of tax or 18 cents per share) year-to-date 2001.
4 Year-to-date 2002 includes a $661 ($424 net of tax or 32 cents per share) gain from the return of Ambien ($671 proceeds less basis = $661 gain) and $28 ($17 net of tax or 2 cents per share) related to clinical data sold to Boehringer Ingelheim.

------------------------------------------------------------------------------------------------------------------
                                       THIRD         THIRD          %       YEAR-TO-DATE  YEAR-TO-DATE       %
                                      QUARTER       QUARTER       CHANGE        2002          2001        CHANGE
                                       2002          2001
------------------------------------------------  ------------  ----------- ------------- -------------  ---------
NET EARNINGS                          $ (429)         $ 428          N/A         $  43        $1,415       (97)%
-------------------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE:

DILUTED - EARNINGS FROM CONTINUING     $  .45         $ .35          29%        $ 1.42        $  .82         73%
  OPERATIONS

DILUTED - NET EARNINGS                $ (.33)         $ .32          N/A        $ 0.03        $ 1.06       (97)%
-------------------------------------------------------------------------------------------------------------------
TOTAL SHARES - DILUTED (IN              1,311         1,321                      1,315         1,324
MILLIONS)
-------------------------------------------------------------------------------------------------------------------

*Footnotes continued on Page 11.
*All Other, net

Third quarter 2002 all other, net was comprised of $21 royalty income, $28 realized gains on sales of investments, $19 gain on sale of product rights and $8 miscellaneous income items. Year-to-date 2002 was comprised of $734 income related to Ambien, $44 royalty income, $52 realized gains on sales of investments, $28 income related to the sale of clinical study data, $19 gain on sale of product rights, $24 write-down of investments and $29 miscellaneous income items.

Third quarter 2001 was comprised of Ambien-related costs $92, royalty income $15, gains on investment sales $14 and miscellaneous expense items $2. Year-to-date 2001 was comprised of Ambien-related costs $176, royalty income $56, realized gains on sales of investments $41 and $30 miscellaneous income items.

KEY PRESCRIPTION PRODUCT SALES ($ IN MILLIONS)
THIRD QUARTER AND YEAR-TO-DATE ENDED SEPTEMBER 30, 2002 AND 2001

------------------------------------------------------------------------------------------------------------------------
                     THIRD QUARTER    THIRD QUARTER      % CHANGE       YEAR-TO-DATE     YEAR-TO-DATE       % CHANGE
                          2002            2001           NET SALES          2002             2001          NET SALES
                       US    TOTAL     US     TOTAL     US     TOTAL     US     TOTAL     US     TOTAL     US    TOTAL
                     --------------- ---------------- ---------------- ---------------- ---------------- ---------------
 CELEBREX              $645   $824     $698    $851     (8)%    (3)%   $1,739  $2,238   $1,707  $2,210      2%      1%

 BEXTRA                $134   $139       --      --      N/A     N/A    $ 278   $ 286       --      --     N/A     N/A

 XALATAN               $123   $256     $116    $221       6%     16%    $ 308   $ 685    $ 282   $ 592      9%     16%

 DETROL LA/DETROL      $152   $197     $158    $189     (3)%      5%    $ 438   $ 562    $ 389   $ 482     13%     17%

 CAMPTOSAR             $141   $153     $132    $145       6%      7%    $ 401    $437    $ 425   $ 462    (6)%    (5)%

 GENOTROPIN             $34   $136      $28    $121      19%     12%    $ 101    $386     $ 79   $ 369     27%      5%

 DEPO-PROVERA           $84   $104      $55     $80      52%     30%    $ 218    $278    $ 163   $ 224     34%     24%

 PHARMORUBICIN/         $27    $83      $17     $65      55%     27%     $ 89    $252     $ 44   $ 193    101%     30%
 ELLENCE

 MEDROL                 $49    $99      $33     $77      49%     29%     $ 97    $243     $ 97   $ 236      --      3%

 XANAX                  $ 4    $60      $21     $75    (85)%   (20)%     $ 64    $233     $ 80   $ 242   (21)%    (4)%

 CLEOCIN                $28    $69      $32     $74    (14)%    (5)%     $ 81    $206     $ 94   $ 223   (15)%    (7)%

 FRAGMIN                $14    $61      $18     $58    (23)%      5%     $ 53    $189     $ 45   $ 169     18%     12%

 ARTHROTEC              $43    $72      $16     $42     160%     70%    $ 111    $186     $ 87   $ 164     27%     13%

 CABASER/DOSTINEX       $13    $62      $ 7     $39      82%     59%     $ 52    $175     $ 33   $ 119     56%     47%

 ALDACTONE/SPIRO        $ 5    $50      $ 3     $43      96%     18%     $ 13    $142     $ 13   $ 135      --      5%
 LINE

 MIRAPEX                $21    $36      $13     $24      57%     51%     $ 92    $133     $ 74   $ 104     24%     28%

 ZYVOX                  $13    $25      $18     $22    (26)%     19%    $ 104    $130     $ 68    $ 75     52%     75%

 COVERA/CALAN           $20    $23      $22     $26    (10)%    (9)%     $ 99    $113     $ 95   $ 110      4%      3%

  PLETAL                $19    $19      $22     $22    (21)%    21)%     $ 84    $ 85     $ 67    $ 68     24%     24%
------------------------------------------------------------------------------------------------------------------------

GEOGRAPHIC SALES AND GROWTH COMPARISONS ($ MILLIONS)
THIRD QUARTER AND YEAR-TO-DATE ENDED SEPTEMBER 30, 2002

--------------------------------------------------------------------------------------------------------------
                     THIRD QUARTER        %          % CHANGE     YEAR-TO-DATE         %          % CHANGE
                          2002         CHANGE        EXCLUDING        2002          CHANGE        EXCLUDING
                                                     CURRENCY                                     CURRENCY
                     --------------  ------------- -------------- -------------- -------------- --------------
   UNITED STATES             $1,965      (7)%           (7)%            $ 5,613       (1)%           (1)%

   JAPAN                      $ 223        8%             6%             $  614       (2)%             2%

   ITALY                      $ 153       19%             7%             $  463        10%             6%

   GERMANY                    $ 134       15%             4%             $  389         8%             4%

   UNITED KINGDOM             $ 143       22%            14%             $  382        12%            10%

   FRANCE                     $ 123        9%           (1)%             $  365       (5)%           (8)%

   REST OF WORLD              $ 838       15%            14%            $ 2,433         4%             6%
--------------------------------------------------------------------------------------------------------------
   NET SALES                 $3,579        1%             --            $10,259         1%             1%
--------------------------------------------------------------------------------------------------------------

   UNITED STATES (EX-        $1,965        8%             8%            $ 5,613        11%            11%
   AMBIEN)
--------------------------------------------------------------------------------------------------------------
   NET SALES (EX-            $3,579       11%             9%            $10,259         8%             8%
   AMBIEN)
--------------------------------------------------------------------------------------------------------------